Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

I, Mogens C. Bay, certify that:

1.              I have reviewed this annual report on Form 10-K for the year ended December 27, 2014, of Valmont Industries, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ MOGENS C. BAY
Mogens C. Bay
Chairman and Chief Executive Officer

Date: July 13, 2015